Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-44033), filed January 9, 1998 with respect to registration of 800,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-80319), filed June 9, 1999 with respect to registration of 2,150,868 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

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the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-95183), filed January 21, 2000 with respect to registration of 495,403 shares of the Company’s common stock in conjunction with the acquisition of USAR Systems, Incorporated;

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-50448) filed November 22, 2000 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan;

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-118802) filed September 3, 2004 with respect to registration of 550,000 shares of the Company’s common stock for Non-Qualified Stock Option Grants made to certain executive officers in November 2002 and April 2004;

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-142153) filed April 16, 2007 with respect to registration of 600,000 shares of the Company’s common stock for Non-Qualified Stock Option Grants and Restricted Stock Awards to Chief Executive Officer Maheswaran; and

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-152939) filed August 11, 2008 with respect to registration of 11,791,337 shares of the Company’s common stock for the Company’s 2008 Long-Term Equity Incentive Plan.

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the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-163780) filed December 16, 2009 with respect to registration of 796,661 shares of Semtech’s common stock for Semtech’s 2009 Long- Term Equity Inducement Plan, 266,020 shares of Semtech’s common stock for Semtech’s 2000 SMI Assumed Plan and 683,205 shares of Semtech’s common stock for Semtech’s 2007 SMI Assumed Plan.

of our report dated June 1, 2012, with respect to the consolidated financial statements for the years ended November 30, 2011, 2010 and 2009 of Gennum Corporation, included in this Current Report (Form 8-K) dated June 1, 2012.

/s/ Ernst & Young LLP

Toronto, Canada

June 1, 2012